Exhibit 99.1

Digimarc Reports Third Quarter 2020 Financial Results

Beaverton, Ore. – October 28, 2020 – Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for digital identification and detection, reported financial results for the third quarter ended September 30, 2020.

Third quarter 2020 financial results

Revenue for the third quarter of 2020 was $5.8 million, even with the third quarter of 2019. Service revenue increased six percent, reflecting growth in services to Government customers. Subscription revenue decreased ten percent, reflecting the impact of a renegotiated contract with a Retail supplier partner in the first quarter of 2020.

Operating expenses for the third quarter of 2020 increased two percent to $12.2 million compared to $11.9 million in the same quarter a year ago. The increased costs resulted from $0.8 million of non-recurring severance costs related to our restructuring plan implemented in July 2020, partially offset by lower travel, consulting and other costs. Excluding the severance costs, operating expenses would have been down five percent.

Operating loss for the third quarter of 2020 increased four percent to $8.4 million compared to $8.0 million in the third quarter of 2019, due to the non-recurring severance costs noted above.

Net loss for the third quarter of 2020 increased eight percent to $8.4 million or $(0.68) per diluted share compared to a net loss of $7.8 million or $(0.65) per diluted share in the same quarter a year ago. The non-recurring severance costs of $0.8 million incurred during the third quarter of 2020 accounted for $(0.07) per diluted share of the net loss.

TCM|Strategic Partners entered into an agreement in September to invest $53.5 million in Digimarc. $36.5 million of cash proceeds were received prior to quarter end from the issuance and sale of common stock pursuant to the investment. At quarter-end, cash, cash equivalents and marketable securities totaled $62.7 million compared to $36.8 million at December 31, 2019. The remaining $17.0 million of cash proceeds was received on October 1, 2020, when the convertible preferred stock was issued. For more details regarding the investment, see https://www.digimarc.com/about/ news-events/press-releases/2020/09/29/tcm-strategic-partners-invests-$53.5-million-in-digimarc

Conference call

Digimarc will hold a conference call today (Wednesday, October 28, 2020) to discuss these results and provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis, CFO Charles Beck and EVP Bob Chamness will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 4997586

If you have any difficulty connecting with the conference call, please contact Digimarc investor relations at +1 503-469-4762.

Company contact:

D.J. Vogt

Sr. Director, Corporate Communications
dj.vogt@digimarc.com

+1 503-469-4762

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform provides innovative and comprehensive automatic identification software and services to simplify search and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon, with a growing supplier network around the world. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2019, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Revenue:
Service	$3,352	$3,160	$10,982	$10,549
Subscription	2,399	2,668	7,455	7,119
Total revenue	5,751	5,828	18,437	17,668

Cost of revenue:
Service	1,406	1,409	4,691	4,730
Subscription	522	509	1,548	1,507
Total cost of revenue	1,928	1,918	6,239	6,237

Gross profit:
Service	1,946	1,751	6,291	5,819
Subscription	1,877	2,159	5,907	5,612
Total gross profit	3,823	3,910	12,198	11,431

Gross margin:
Service	58%	55%	57%	55%
Subscription	78%	81%	79%	79%
Percentage of gross profit to total revenue	66%	67%	66%	65%

Operating expenses:
Sales and marketing	4,538	4,839	14,417	14,876
Research, development and engineering	4,662	4,105	13,303	12,124
General and administrative	3,009	2,998	9,457	9,287
Total operating expenses	12,209	11,942	37,177	36,287

Operating loss	(8,386)	(8,032)	(24,979)	(24,856)

Other income, net	36	259	257	727

Loss before income taxes	(8,350)	(7,773)	(24,722)	(24,129)

Benefit (provision) for income taxes	(2)	12	1	(28)
Net loss	$(8,352)	$(7,761)	$(24,721)	$(24,157)

Earnings (loss) per common share:
Loss per common share - basic	$(0.68)	$(0.65)	$(2.04)	$(2.07)
Loss per common share - diluted	$(0.68)	$(0.65)	$(2.04)	$(2.07)
Weighted average common shares outstanding - basic	12,241	11,924	12,129	11,693
Weighted average common shares outstanding - diluted	12,241	11,924	12,129	11,693

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents (1)	$45,461	$11,213
Marketable securities (1)	17,194	25,604
Trade accounts receivable, net	3,022	4,021
Other current assets	2,396	2,456
Total current assets	68,073	43,294
Property and equipment, net	3,361	3,650
Intangibles, net	6,604	6,670
Goodwill	1,114	1,114
Other assets	2,353	2,660
Total assets	$81,505	$57,388

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,469	$2,272
Note payable, current	3,096	—
Deferred revenue	2,098	3,172
Total current liabilities	7,663	5,444
Lease liability and other long-term liabilities	2,712	2,494
Note payable, long-term	1,957	—
Total liabilities	12,332	7,938

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	15	12
Additional paid-in capital	232,544	188,103
Accumulated deficit	(163,436)	(138,715)
Total shareholders' equity	69,173	49,450

Total liabilities and shareholders' equity	$81,505	$57,388

(1) Aggregate cash, cash equivalents and marketable securities was $62,655 and $36,817 at September 30, 2020 and December 31, 2019, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2020	2019
Cash flows from operating activities:
Net loss	(24,721)	$(24,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,112	1,098
Amortization and write-off of intangibles	612	533
Stock-based compensation	7,149	6,094
Changes in operating assets and liabilities:
Trade accounts receivable	999	318
Other current assets	60	(782)
Other assets	307	263
Accounts payable and other accrued liabilities	146	1,086
Deferred revenue	(1,092)	(735)
Lease liability and other long-term liabilities	236	(481)
Net cash used in operating activities	(15,192)	(16,763)

Cash flows from investing activities:
Purchase of property and equipment	(694)	(692)
Capitalized patent costs	(478)	(524)
Maturity of marketable securities	30,598	27,997
Purchase of marketable securities	(22,188)	(38,037)
Net cash provided by (used in) investing activities	7,238	(11,256)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	38,603	19,615
Proceeds from note payable	5,032	—
Exercise of stock options	135	293
Purchase of common stock	(1,568)	(2,753)
Net cash provided by financing activities	42,202	17,155

Net increase (decrease) in cash and cash equivalents (2)	$34,248	$(10,864)

Cash, cash equivalents and marketable securities at beginning of period	36,817	43,656
Cash, cash equivalents and marketable securities at end of period	62,655	42,832
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$25,838	$(824)

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